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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Prodigy Communications Corporation (the "Company") on Form S-8 of our report appearing in Amendment No. 3 to Registration Statement No. 333-64233 on Form S-1 of the Company, which report was dated April 30, 1998, except as to the information presented under Additional Financing in Notes 8 and 11 for which the date is September 21, 1998, and to the information presented under Restatement of Financial Statements in Note 1 for which the date is January 22, 1999, on our audits of the consolidated financial statements of Prodigy Communications Corporation as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, and of our report dated September 10, 1998, on our audits of the consolidated financial statements of Prodigy Services Company for the year ended December 31, 1995 and the five and one-half month period ended June 16, 1996.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts

February 11, 1999